Dr. Tracy Gibbs Appoints Michael Doron to Chief Executive Officer of Nutranomics, Inc.
Dr. Gibbs Retains Board Seat and Assumes Role of Chief Scientific Officer

DRAPER, UT – September 24, 2014  - Nutranomics, Inc. (OTCBB: NNRX) ("Nutranomics" or "The Company"), a diversified nutraceutical formulator, supplement manufacturer and marketer of Nutranomics® health supplements,  today announced the appointment of Michael Doron as the Company's Chief Executive Officer.   The appointment of Mr. Doron was the work of Nutranomics' founder and current CEO, Dr. Tracy Gibbs, who lead the search for a CEO for his company.   Dr. Gibbs will transition his responsibilities to Mr. Doron over a 30-day period, assume the role of Chief Scientific Officer and retain his Board seat.
"We are pleased Michael has accepted this role in our Company as CEO," began Dr. Tracy Gibbs. "Michael will bring our Company the direction and focus we need to build our business, expand our customer base, and develop new sales and marketing channels for our products.  My work will continue on what I do best; developing formulations for our customers that provide health to people suffering from common ailments and conditions.  I am confident Michael can take the many ideas and developments from my team and turn our million dollar ideas into tens of millions in sales for Nutranomics and our shareholders."
Mr. Doron is a successful entrepreneur, operations-focused business leader, experienced sales and marketing professional and independent board member. Mr. Doron has consistently leveraged his background as CFO, COO, EVP, consultant, and lobbyist to achieve financial goals while mitigating risk, increasing revenues, and driving productivity for a number of companies.   In the public company arena, Mr. Doron has worked in and served as an advisor and financier of companies.   Mr. Doron is also a board member or Chairman of select public companies on which he provides governance functions and serves as head of nomination and audit committees.
 "I am eager to get started and see a tremendous, untapped potential for Nutranomics," began Michael Doron, newly-appointed CEO of Nutranomics, Inc.  "While there are many nutraceutical and supplement companies in the market, we are the only one with Dr. Tracy Gibbs, one of the leading formulation scientists in our industry and renowned worldwide.    Our nutraceutical products are top-grade and we feel we can benefit from more focus on our fast-moving products branded under 'Nutranomics®', while developing additional formulations to treat some of the most prevalent health concerns in the US and our other international markets.   We will also look to enhance our marketing and advertising efforts to drive more traffic to our Website and substantially increase our on-line and retail channel sales."

About Nutranomics Inc.
Nutranomics, Inc. (OTCBB: NNRX) has been at the forefront of research and development of nutritional food products since its inception in 1995.  In the first years of its operations, Nutranomics provided research and development of supplement formulations and nutraceuticals for domestic and international brands.  After developing 100's of successful formulations and patents, Nutranomics developed its own brand of nutraceuticals in 1997, Nurtranomics®, and began to market and sell its products directly to consumers and into retail outlets.   Nutramomics maintains customers in the US, Canada, Taiwan, Japan, Singapore, Malaysia, Korea and Poland.
More than just a health supplement manufacturer, Nutranomics supports the worldwide community of people aiming for a healthy lifestyle by making education a core business philosophy.

Forward-Looking Statements:
Safe Harbor: This press release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Nutranomics Inc., to be materially different from the statements made herein.

Investor relations contact:
John Mattio- Media and Investor Relations
Nutranomics, Inc.
Main: +1 (972) 850-2001
Email: ir@nutranomics.com